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                                                                     EXHIBIT 5.1


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                                KIRKLAND & ELLIS
                Partnerships Including Professional Corporations

                                 Citicorp Center
                              153 East 53rd Street
                         New York, New York  10022-4675
                                 (212) 446-4800

                                October __, 1997

First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah 84111

          Re:  First Security Bank, N.A.
               First Security-Registered Trademark- Auto Grantor Trusts Registration Statement No. 333-35847
               --------------------------------------------------------

          We have acted as special counsel to First Security Bank, N.A., a national banking association (the "BANK") in connection with the above-mentioned Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, the "REGISTRATION STATEMENT") in connection with the registration by the Bank of certain Asset Backed Certificates (the "CERTIFICATES") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "PROSPECTUS SUPPLEMENT") to the Prospectus (the "PROSPECTUS") included in the Registration Statement.

          As described in the Registration Statement, the Certificates will be issued by grantor trusts (the "TRUSTS"). The Trusts will be formed by the Bank pursuant to Pooling and Servicing Agreements (the "POOLING AND SERVICING AGREEMENTS") by and among the Bank, as Seller and Servicer and the trustee for each Trust specified in the related Prospectus Supplement (the "TRUSTEE").

          In arriving at the opinion expressed below, among other things, we have examined and relied, to the extent we deem proper on (i) the form of Pooling and Servicing Agreement (including the form of Certificates included as an exhibit thereto), (ii) the form of Yield Supplement Agreement and (iii) the form of the Underwriting Agreement to be executed by the Bank and the representative of the several underwriters (the "UNDERWRITERS) to be parties thereto (the "UNDERWRITING AGREEMENT").

          Subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion after the Requisite Preliminary Actions identified below have been taken, the Certificates will have been validly issued and will be fully paid and non-assessable.

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          The term "Requisite Preliminary Actions" means:  (i) the approval by the Bank's Board of Directors of resolutions authorizing the Bank to execute and deliver the Underwriting Agreement, to take the actions necessary to obtain issuance of the Certificates under each Pooling and Servicing Agreement and to sell the Certificates in accordance with the terms of the Underwriting Agreement and to take the other actions contemplated by each Pooling and Servicing Agreement and the Underwriting Agreement; (ii) the issuance by any committee, group or executive of such authorization as may be required by the resolutions contemplated in clause (i) as requisite to any of the actions cited in clause (i); and (iii) the sale of the Certificates by the Bank in accordance with the terms of the Underwriting Agreement and the payment to the Bank of the consideration for the Certificates prescribed by the Underwriting Agreement.

          For purposes of this letter, once the Underwriters have paid for the Certificates pursuant to the Underwriting Agreement, the Certificates will be considered "fully paid and nonassessable."

          Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Illinois. We advise you that issues addressed by this letter may be governed in whole or in part by other laws , but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of our opinions, we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

          We consent to the filing of both this letter and the letter filed as
Exhibit 8.1 of the Registration Statement as exhibits to the Registration Statement and to the reference to this firm under the caption titled "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              KIRKLAND & ELLIS